Exhibit 99.1






                                  NEWS RELEASE


                                          Scott E. Willkomm
                                          Scottish Annuity & Life Holdings, Ltd.
                                          (441) 298-4364
                                          scott.willkomm@scottishannuity.com


For release at 6:00 AM EDT/May 7, 2003

                Scottish Annuity & Life Holdings, Ltd. Announces
               Results for the First Quarter Ended March 31, 2003

          HAMILTON, Bermuda - May 7, 2003 - Scottish Annuity & Life Holdings, Ltd. (NYSE:SCT) today reported that net income for the quarter was $7.2 million, or $0.26 per diluted share, as compared to $5.0 million, or $0.23 per diluted share for the prior year period. Net operating earnings increased 46% to $9.2 million, or $0.33 per diluted share for the quarter ended March 31, 2003 as compared to $6.3 million, or $0.30 per diluted share for the prior year period.

          Net operating earnings is a non-GAAP measurement. We determine net operating earnings for the quarter by adjusting GAAP net income by net realized capital gains and losses as adjusted for the related effects upon the amortisation of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operations of its business. However, net operating earnings are not a substitute for net income determined in accordance with GAAP.

          "We are continuing to achieve solid growth in all of our business segments," said Michael C. French, Chairman and Chief Executive Officer of Scottish Annuity & Life. "Our focus on quality business with disciplined pricing and growth targets, combined with favorable industry fundamentals, causes us to expect another successful year for the Company."


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


          Total revenue for the quarter increased to $96.9 million from $53.5 million for the prior year period, an increase of 81%. Total benefits and expenses increased to $ 89.5 million for the quarter from $48.2 million, an increase of 86%. The increases were principally driven by growth in the Company's reinsurance business, both in North America and in our International operations, and growth in investment income due to the increase in our invested asset base.

          The Company's total assets were $3.5 billion as of March 31, 2003. The investment portfolio including cash and cash-equivalents, but not including funds withheld at interest, totaled $1.3 billion, and had an average quality rating of "A+", an effective duration of 3.2 years and a weighted average book yield of 4.91%. This compares with a portfolio balance of $1.2 billion, an average quality rating of "AA-", effective duration of 3.0 years and an average book yield of 4.93% as of December 31, 2002. Funds withheld at interest amounted to $1.1 billion, had an average quality rating of "A", an effective duration of
5.2 years and a weighted average book yield of 6.44% at March 31, 2003. This compares with an average quality rating of "A-", an effective duration of 5.4 years and an average book yield of 6.49% at December 31, 2002. The market value of funds withheld at interest amounted to $1.2 billion at March 31, 2003.

          "While the first quarter of our fiscal year is typically a quiet period for the life reinsurance industry, we were particularly active both quoting and winning new business," said Scott E. Willkomm, President of Scottish Annuity & Life. "Couple that with improving pricing margins and we're off to an excellent start in 2003."

          As of March 31, 2003, the Company had approximately $74.3 billion of life reinsurance in force in our Reinsurance North America segment covering 1,466,700 lives with an average benefit per life of $51,000. As of December 31, 2002, the Company had approximately $68.0 billion of life reinsurance in force covering 1,387,000 lives.

          The Company's book value per share was $18.55 at March 31, 2003 as compared to $18.24 per share at December 31, 2002.

          The Company's earnings conference call will be held at 11:00 am (Eastern Daylight Time) on Wednesday, May 7, 2003. The dial-in number is (703) 736-7226 or (800) 283-1485 and the reservation number is 6483554. A replay of the call will be available beginning at 3:00 pm on May 9, 2003 and running through May 21, 2003. The dial-in number for the replay is (703) 925-2533 or
(888) 266-2081 and the PIN code is 6483554. In addition, a simultaneous Web cast, as well as an on-demand replay, of the conference call will be available at the Company's Web site, www.scottishannuity.com/conferencecall.

          Scottish Annuity & Life Holdings, Ltd. is a global life reinsurance specialist and issuer of customized life-insurance based wealth management products for high net


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


worth individuals and families. Scottish Annuity & Life has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman, Luxembourg and Windsor, England. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc., which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings, A3
(good) by Moody's and A- (strong) by Standard & Poor's and World-Wide Reassurance Company Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's. Additional information about Scottish Annuity can be obtained from its Web site, www.scottishannuity.com.

          Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Annuity & Life Holdings, Ltd. cautions that forward-looking statements are not guarantees, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, uncertainties relating to the ratings accorded to our insurance subsidiaries; the risk that our risk analysis and underwriting may be inadequate; exposure to mortality experience which differs from our assumptions; risks arising from our investment strategy, including risks related to the market value of our investments, fluctuations in interest rates and our need for liquidity; uncertainties arising from control of our invested assets by third parties; developments in global financial markets that could affect our investment portfolio and fee income; changes in the rate of policyholder withdrawals or recapture of reinsurance treaties; the risk that our retrocessionaires may not honor their obligations to us; terrorist attacks on the United States and the impact of such attacks on the economy in general and on our business in particular; political and economic risks in developing countries; the impact of acquisitions, including the ability to successfully integrate acquired businesses, the competing demands for our capital and the risk of undisclosed liabilities; loss of the services of any of our key employees; losses due to foreign currency exchange rate fluctuations; uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions); the competitive environment in which we operate and associated pricing pressures; and changes in accounting principles. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.


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


                     Scottish Annuity & Life Holdings, Ltd.
                              Financial Highlights
    (Stated in Thousands of United States Dollars, Except Per Share Amounts)
                                   (Unaudited)

                                                     Three months ended               Three months ended
                                                       March 31, 2003                   March 31, 2002
                                                       --------------                   --------------
Total revenue                                                $96,876                          $53,460
Net operating earnings*                                        9,233                            6,305
Net income                                                     7,243                            4,998

Net operating earnings per share
  Basic                                                        $0.34                            $0.31
  Diluted                                                      $0.33                            $0.30

Earnings per share
  Basic                                                        $0.27                            $0.25
  Diluted                                                      $0.26                            $0.23

Dividends per share                                            $0.05                            $0.05

Weighted average shares
  Outstanding
  Basic                                                   26,940,294                       20,146,139
  Diluted                                                 28,120,662                       21,352,993

*Excludes effect of realized losses and the related amortization of deferred acquisition costs and taxes.
                                                       March 31, 2003                   March 31, 2002
                                                       --------------                   --------------
Book value per share
    Including effect of SFAS 115                               $18.56                           $16.38



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


                     Scottish Annuity & Life Holdings, Ltd.
                           Consolidated Balance Sheets
                 (Stated in Thousands of United States Dollars)

                                                                       March 31, 2003          December 31, 2002
                                                                       --------------          -----------------
                                                                        (Unaudited)
Assets
Fixed maturity investments                                                      $1,197,962                $1,003,946
Preferred equity securities                                                         13,750                        --
Investment in unit-linked securities                                                14,995                    16,497
Cash and cash equivalents                                                          105,562                   149,666
Other investments                                                                    5,648                     5,631
Funds withheld at interest                                                       1,129,214                 1,101,836
                                                                  ------------------------- -------------------------
    Total investments                                                            2,467,131                 2,277,576
Accrued interest receivable                                                         13,166                    11,910
Reinsurance balances and risk fees receivable                                       29,438                    38,988
Deferred acquisition costs                                                         231,414                   213,516
Amounts recoverable from reinsurers                                                 22,686                    22,608
Present value of inforce business                                                   17,073                    18,181
Goodwill                                                                            35,847                    35,847
Fixed assets                                                                         7,236                     6,493
Due from related party                                                               1,331                       817
Other assets                                                                         9,738                    11,702
Segregated assets                                                                  669,644                   653,588
                                                                  ------------------------- -------------------------
     Total assets                                                               $3,504,704                $3,291,226
                                                                  ========================= =========================

Liabilities
Reserves for future policy benefits                                               $403,599                $386,807
Interest sensitive contract liabilities                                          1,748,466               1,567,176
Unit-linked contract liabilities                                                    15,490                  17,069
Accounts payable and accrued expenses                                               16,691                  19,061
Reinsurance balances payable                                                         6,049                  12,989
Deferred tax liability                                                               9,930                   9,071
Current income tax payable                                                           2,245                   1,873
Long term debt                                                                     132,500                 132,500
Segregated liabilities                                                             669,644                 653,588
                                                                  ------------------------- -------------------------
     Total liabilities                                                           3,004,614               2,800,134
                                                                  ------------------------- -------------------------

Shareholders' equity
Share capital, par value $0.01 per share:
   Issued and fully paid:  26,944,290 ordinary shares (2002 -
   26,927,456)                                                                         269                       269
Additional paid- in capital                                                        416,859                   416,712
Accumulated other comprehensive income
    Unrealized appreciation on
    investments, net of tax                                                         12,591                     8,930
    Other comprehensive income                                                       3,833                     4,537
Retained earnings                                                                   66,538                    60,644
                                                                  ------------------------- -------------------------
    Total shareholders' equity                                                     500,090                   491,092
                                                                  ------------------------- -------------------------
   Total liabilities and shareholders' equity                                   $3,504,704                $3,291,226
                                                                  ========================= =========================


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


                     Scottish Annuity & Life Holdings, Ltd.
                        Consolidated Statements of Income
                  (Stated in Thousand of United States Dollars)
                                   (Unaudited)

                                                           Three months ended  Three months ended
                                                              March 31, 2003     March 31, 2002
                                                           ------------------- ------------------
Revenues
Premiums earned                                                     $64,819            $31,355
Investment income, net                                               32,365             21,730
Fee income                                                            2,022              2,074
Realized losses                                                     (2,330)            (1,699)
                                                           ------------------- ------------------
     Total revenues                                                  96,876             53,460
                                                           ------------------- ------------------

Benefits and expenses
Claims and other policy benefits                                     42,893             23,887
Interest credited to interest sensitive
 contract liabilities                                                15,913              9,178
Acquisition costs and other insurance expenses                       20,655             10,830
Operating expenses                                                    8,186              3,917
Interest expense                                                      1,813                343
                                                           ------------------- ------------------
     Total benefits and expenses                                     89,460             48,155
                                                           ------------------- ------------------

     Net income before income taxes                                   7,416              5,305
Income tax expense                                                      173                307
                                                           ------------------- ------------------
Net income before minority interest                                  $7,243             $4,998
                                                           =================== ==================


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


                     Scottish Annuity & Life Holdings, Ltd.
            Supplemental Information Regarding Net Operating Earnings (Stated in Thousand of United States Dollars, Except Per Share Amounts)
                                   (Unaudited)


                                                           Three months ended  Three months ended
                                                              March 31, 2003     March 31, 2002
                                                           ------------------- ------------------
Net operating earnings
Net income                                                           $7,243             $4,998
Realized losses - non taxable companies                               1,262                983
Realized  losses  net of  deferred  acquisition  costs  -             1,068                522
taxable companies
Provision for taxes -- taxable companies                              (340)              (198)
                                                           ------------------- ------------------

Net operating earnings                                               $9,233             $6,305
                                                           =================== ==================

Net operating earnings per share
    Basic                                                             $0.34              $0.31
    Diluted                                                           $0.33              $0.30

                                                           =================== ==================


Weighted average number of shares
  outstanding
    Basic                                                        26,940,294         20,146,139
    Diluted                                                      28,120,662         21,352,993



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